CONTACT:

David W. Fry

Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS

2007 SECOND QUARTER AND FIRST HALF RESULTS

LAKE SUCCESS, NY – July 24, 2007 - Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced its financial results for the three and six months ended June 30, 2007.

John R. Buran, President and Chief Executive Officer, stated: “The Company achieved a significant milestone as it passed the $3.0 billion level in total assets during the second quarter. We are also pleased with the operating results we are reporting for the second quarter. While they represent a decline from the comparable prior year period, core earnings, which exclude the effects of SFAS No. 159, increased to $5.1 million, or $0.26 per diluted share, in the second quarter from $4.9 million, or $0.25 per diluted share, in the first quarter of 2007. The effect of changes in fair value recorded under SFAS No.159 reduced GAAP earnings by $0.02 per diluted share for the second quarter, while increasing GAAP earnings by $0.02 per diluted share in the first quarter. Net interest income reached a record level of $18.1 million in the second quarter, as the net interest margin increased to 2.57% in the second quarter of 2007 from 2.56% in the first quarter of 2007. Operating expenses, excluding certain non-recurring expenses related to the annual grants of restricted stock units and the retirement of an executive, increased $0.1 million in the second quarter of 2007 from the first quarter of 2007.

“We had a record quarter of loan originations at $213.5 million, which contributed to our highest ever quarterly net interest income. Loans in process were $281.4 million at June 30, 2007, with $59.9 million resulting from new or expanded initiatives within our strategic plan.

“Our strategic initiatives contributed to the increase in core earnings. We continued to move the savings bank to a more “commercial like” banking institution. In the recent quarter, we introduced our remote capture product, Desktop Direct, which has been well received and installed at depositors’ business offices. Also in the recent quarter, we began the installation of a cash management suite of products, which will be introduced during the second half of 2007. We also grew commercial business loans by $10.3 million during the quarter. Our iGObanking.comTM internet bank is performing well, bringing in deposits at favorable interest rates.

“The second quarter saw the return of a positively-sloped interest rate curve as long-term rates increased. The benefit we should see from this change in the yield curve has a lag as our interest-bearing liabilities continued to reprice upwards faster then our interest-earning assets on a year-over-year basis.

“In summary, we remain pleased with the direction and pace of change in the organization as we move to a more ‘commercial-like’ banking institution. We continue to expand and leverage our strengths in multicultural banking, and mixed-use and multi-family lending, as we remain focused on delivering long-term value to our shareholders.”

Net income for the second quarter ended June 30, 2007 was $4.8 million, a decrease of $0.6 million, or 11.6%, from the $5.4 million earned in the second quarter of 2006. Diluted earnings per share for the second quarter was $0.24, a decrease of $0.06, or 20.0%, from the $0.30 earned in the comparable quarter a year ago.

Net income for the first half of 2007 was $10.2 million, a decrease of $1.2 million, or 10.2%, from the $11.3 million earned in the first half of 2006. Diluted earnings per share for the first half of 2007 was $0.51, a decrease of $0.12, or 19.0%, from the $0.63 earned in the comparable 2006 period.

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Flushing Financial Corporation

July 24, 2007

Page Two

Earnings Summary - Three Months Ended June 30, 2007

For the three months ended June 30, 2007, net interest income was $18.1 million, an increase of $1.4 million, or 8.5%, from $16.7 million for the three months ended June 30, 2006. An increase in the average balance of interest-earning assets of $483.5 million, to $2,810.4 million, was partially offset by a decrease in the net interest spread of 27 basis points to 2.35% for the quarter ended June 30, 2007 from 2.62% for the comparable period in 2006. The yield on interest-earning assets increased 29 basis points to 6.74% for the three months ended June 30, 2007 from 6.45% in the three months ended June 30, 2006. However, this was more than offset by an increase in the cost of funds of 56 basis points to 4.39% for the three months ended June 30, 2007 from 3.83% for the comparable prior year period. The net interest margin decreased 29 basis points to 2.57% for the three months ended June 30, 2007 from 2.86% for the three months ended June 30, 2006. Excluding prepayment penalty income, the net interest margin would have been 2.38% and 2.69% for the three month periods ended June 30, 2007 and 2006, respectively.

The increase in the yield of interest-earning assets is primarily due to an increase of $511.0 million in the average balance of the loan portfolio to $2,485.3 million, combined with an $11.8 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio increased 16 basis points to 6.95% for the three months ended June 30, 2007 from 6.79% for the three months ended June 30, 2006. This increase is primarily due to the average rate on new loans originated during the past twelve months being above the average rate on the loan portfolio. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio.

The increase in the cost of interest-bearing liabilities is primarily attributed to the Federal Reserve increasing overnight rates for seventeen consecutive meetings through June 2006. Although the overnight rate remained at 5.25% since June 2006, the prior increases resulted in an increase in our cost of funds. Certificates of deposit, savings accounts and money market accounts increased 64 basis points, 81 basis points and 55 basis points, respectively, for the three months ended June 30, 2007 compared to the three months ended June 30, 2006, resulting in an increase in the cost of deposits of 65 basis points to 4.21% for the three months ended June 30, 2007 compared to the three months ended June 30, 2006. The cost of borrowed funds also increased 35 basis points to 4.97% for the three months ended June 30, 2007 compared to the three months ended June 30, 2006. This was combined with the increase in the average balance of certificates of deposit of $200.7 million, while the average balance of borrowed funds increased $175.4 million. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $105.1 million.

The net interest margin for the three months ended June 30, 2007 increased one basis point to 2.57% from 2.56% for the quarter ended March 31, 2007. The yield on interest-earning assets increased 13 basis points during the quarter, while the cost of interest-bearing liabilities increased 12 basis points.

Non-interest income increased $0.2 million, or 6.1%, for the three months ended June 30, 2007 to $2.7 million, as compared to $2.6 million for the quarter ended June 30, 2006. This was attributed to increases of $0.3 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock, $0.2 million in miscellaneous fees from loans which paid-in-full prior to maturity, and $0.3 million in Other Income, partially offset by a $0.6 million charge attributed to changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159.

Non-interest expense was $13.3 million for the three months ended June 30, 2007, an increase of $2.9 million, or 27.9%, from $10.4 million for the three months ended June 30, 2006. The increase from the comparable prior year period is primarily attributed to increases of: $1.4 million in employee salary and benefit expenses related to additional employees primarily related to five additional branches, additional employees for the business banking initiative and the internet banking division, $0.3 million in occupancy and equipment costs primarily related to increased rental expense, $0.2 million in depreciation primarily due to five additional locations, $0.2 million in professional services, $0.2 million in data processing expense, and $0.4 million in other operating expenses primarily related to the additional branches and employees. The efficiency ratio was 61.9% and 54.0% for the three month periods ended June 30, 2007 and 2006, respectively.

Net income for the three months ended June 30, 2007 was $4.8 million, a decrease of $0.6 million or 11.6%, as compared to $5.4 million for the three months ended June 30, 2006. Diluted earnings per share was $0.24 for the three months ended June 30, 2007, a decrease of $0.06, or 20.%, from $0.30 in the three months ended June 30, 2006.

Return on average equity was 8.78% for the three months ended June 30, 2007 compared to 12.18% for the three months ended June 30, 2006. Return on average assets was 0.6% for the three months ended June 30, 2007 compared to 0.9% for the three months ended June 30, 2006.

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Flushing Financial Corporation

July 24, 2007

Page Three

Earnings Summary - Six Months Ended June 30, 2007

For the six months ended June 30, 2007, net interest income was $35.4 million, an increase of $1.8 million, or 5.4%, from $33.6 million for the six months ended June 30, 2006. An increase in the average balance of interest-earning assets of $462.4 million, to $2,759.9 million, was partially offset by a decrease in the net interest spread of 34 basis points to 2.35% for the six months ended June 30, 2007 from 2.69% for the comparable period in 2006. The yield on interest-earning assets increased 26 basis points to 6.68% for the six months ended June 30, 2007 from 6.42% in the six months ended June 30, 2006. However, this was more than offset by an increase in the cost of funds of 60 basis points to 4.33% for the six months ended June 30, 2007 from 3.73% for the comparable prior year period. The net interest margin decreased 36 basis points to 2.56% for the six months ended June 30, 2007 from 2.92% for the six months ended June 30, 2006. Excluding prepayment penalty income, the net interest margin would have been 2.42% and 2.76% for the six month periods ended June 30, 2007 and 2006, respectively.

The increase in the yield of interest-earning assets is primarily due to an increase of $485.8 million in the average balance of the loan portfolio to $2,429.2 million, combined with an $11.9 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio increased 12 basis points to 6.89% for the six months ended June 30, 2007 from 6.77% for the six months ended June 30, 2006. This increase is primarily due to the average rate on new loans originated during the past twelve months being above the average rate on the loan portfolio. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio.

The increase in the cost of interest-bearing liabilities is primarily attributed to the Federal Reserve increasing overnight rates for seventeen consecutive meetings through June 2006. Although the overnight rate remained at 5.25% since June 2006, the prior increases resulted in an increase in our cost of funds. Certificates of deposit, savings accounts and money market accounts increased 69 basis points, 63 basis points and 78 basis points, respectively, for the six months ended June 30, 2007 compared to the six months ended June 30, 2006, resulting in an increase in the cost of deposits of 73 basis points to 4.14% for the six months ended June 30, 2007 compared to the six months ended June 30, 2006. The cost of borrowed funds also increased 34 basis points to 4.91% for the six months ended June 30, 2007 compared to the six months ended June 30, 2006. This was combined with the increase in the average balance of certificates of deposit of $208.3 million, while the average balance of borrowed funds increased $157.4 million. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $98.3 million.

Non-interest income increased $1.6 million, or 33.4%, for the six months ended June 30, 2007 to $6.4 million, as compared to $4.8 million for the six months ended June 30, 2006. This was attributed to increases of: $0.2 million on BOLI due to the purchase of additional BOLI, $0.5 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock, $0.3 million in miscellaneous fees from loans which paid-in-full prior to maturity, $0.6 million in Other Income, and $0.2 million attributed to changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159.

Non-interest expense was $25.8 million for the six months ended June 30, 2007, an increase of $6.0 million, or 30.2%, from $19.8 million for the six months ended June 30, 2006. The increase from the comparable prior year period is primarily attributed to increases of: $2.8 million in employee salary and benefit expenses related to additional employees primarily related to five additional branches, additional employees for the business banking initiative and the internet banking division, $0.9 million in occupancy and equipment costs primarily related to increased rental expense, $0.5 million in depreciation primarily due to five additional locations, $0.5 million in professional services, $0.4 million in data processing expense, and $1.0 million in other operating expenses primarily related to the additional branches and employees. The efficiency ratio was 62.1% and 51.8% for the three month periods ended June 30, 2007 and 2006, respectively.

Net income for the six months ended June 30, 2007 was $10.2 million, a decrease of $1.2 million or 10.2%, as compared to $11.3 million for the six months ended June 30, 2006. Diluted earnings per share was $0.51 for the six months ended June 30, 2007, a decrease of $0.12, or 19.0%, from $0.63 in the six months ended June 30, 2006.

Return on average equity was 9.40% for the six months ended June 30, 2007 compared to 12.79% for the six months ended June 30, 2006. Return on average assets was 0.7% for the six months ended June 30, 2007 compared to 0.9% for the six months ended June 30, 2006.

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Flushing Financial Corporation

July 24, 2007

Page Four

Balance Sheet Summary

Effective January 1, 2007, the Company elected the early adoption of SFAS No. 157 and 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Upon adoption, the Company selected the fair value measurement option for various pre-existing financial assets and financial liabilities, including mortgage-backed securities with a fair value of $139.4 million, mutual funds with a fair value of $20.6 million, common stock with a fair value of $0.6 million, FHLB borrowings with a fair value of $98.8 million, and junior subordinated debt (commonly known as trust preferred securities) with a fair value of $21.3 million. On a going-forward basis, the Company currently plans to carry the financial assets and financial liabilities which will replace the above noted items at fair value, and will evaluate other purchases of investments and acquisition of new debt to determine if they should be carried at cost or fair value. The initial fair value measurement of these items resulted in a reduction of stockholders’ equity of $2.2 million as of January 1, 2007. This one-time charge is comprised of a $5.8 million cumulative-effect adjustment, net of tax, recorded as a reduction of retained earnings, partially offset by a $3.6 million reduction in accumulated other comprehensive loss related to the election of the fair value option for certain securities available for sale. The Bank’s regulatory capital was reduced $5.4 million as of January 1, 2007 as a result of the adoption of SFAS No. 159. The Bank remains well-capitalized under regulatory capital requirements after the adoption of SFAS No. 159. During the quarter ended June 30, 2007, the Company elected to measure at fair value junior subordinated debt (commonly know as trust preferred securities) with a fair value of $41.4 million that was issued during June 2007.

At June 30, 2007, total assets were $3,040.7 million, an increase of $204.2 million, or 7.2%, from $2,836.5 million at December 31, 2006. Total loans, net increased $222.4 million, or 9.6%, during the six months ended June 30, 2007 to $2,547.1 million from $2,324.7 million at December 31, 2006. At June 30, 2007, loans in process totaled $281.4 million, compared to $185.3 million at June 30, 2006 and $291.9 million at December 31, 2006.

Loan originations were at a record level for a quarter as demand for our loan products remained strong. The following table shows loan originations and purchases for the periods indicated.

	For the three months		For the six months
	ended June 30,		ended June 30,
(In thousands)	2007	2006	2007	2006
Multi-family residential	$55,941	$30,629	$113,599	$64,659
Commercial real estate	62,032	32,070	100,706	74,327
One-to-four family – mixed-use property	48,180	33,516	91,734	66,318
One-to-four family – residential	10,293	2,357	17,538	6,516
Construction	14,276	16,723	25,376	31,327
Commercial business and other loans	22,811	25,184	48,293	37,178
Total	$213,533	$140,479	$397,246	$280,325

Loan purchases included in the table above totaled $9.1 million and $2.0 million for the six months ended June 30, 2007 and 2006, respectively. There were no loan purchases for the three month periods ended June 30, 2007 and 2006. Loans acquired on June 30, 2006 in the purchase of Atlantic Liberty are excluded from the table above.

As the Bank continues to increase its loan portfolio, management continues to adhere to the Bank’s strict underwriting standards. As a result, the Bank has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $6.5 million at June 30, 2007 compared to $3.1 million at December 31, 2006 and $2.4 million at June 30, 2006. Included in non-performing assets at June 30, 2007 is a multi-family residential mortgage loan for $2.9 million, which has a loan-to-value ratio of approximately 60%. Management expects to be paid-in-full during the third quarter as the borrower has a commitment to refinance the loan. Total non-performing assets as a percentage of total assets was 0.21% at June 30, 2007 compared to 0.11% at December 31, 2006 and 0.09% as of June 30, 2006. The ratio of allowance for loan losses to total non-performing loans was 105% at June 30, 2007, compared to 226% at December 31, 2006 and 301% at June 30, 2006.

During the six months ended June 30, 2007, mortgage-backed securities decreased $21.4 million to $267.5 million, while other securities decreased $4.1 million to $37.6 million. Principal repayments on the securities portfolio during the first half of 2007 have been reinvested in higher yielding loans. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

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Flushing Financial Corporation

July 24, 2007

Page Five

Total liabilities were $2,818.0 million at June 30, 2007, an increase of $199.9 million, or 7.6%, from December 31, 2006. During the six months ended June 30, 2007, due to depositors increased $179.9 million to $1,924.3 million, primarily as a result of an increase of $78.0 million in certificates of deposit, of which $39.2 million were new brokered deposits, while core deposits increased $101.9 million. Borrowed funds increased $15.8 million. During June 2007, the Company issued junior subordinated debt with a face amount of $41.2 million. Following the end of the quarter, the Company issued an additional $20.6 million of junior subordinated debt, and called junior subordinated debt with a face amount of $20.6 million that was issued in 2002. The $61.8 million of junior subordinated debt was issued with a weighted average fixed rate of interest for the first five years of 6.96%, and then adjusts quarterly at a weighted average rate equal to three month LIBOR plus 142 basis points. The junior subordinated debt that was called in July adjusted quarterly at a rate equal to three month LIBOR plus 365 basis points. In July 2007, the Company used $30.0 million of the funds obtained from issuing this debt to increase its investment in the Bank, thereby increasing the Bank’s regulatory capital to support further asset growth. In addition, mortgagors’ escrow deposits increased $6.3 million during the six months ended June 30, 2007.

Total stockholders’ equity increased $4.3 million, or 2.0%, to $222.7 million at June 30, 2007 from $218.4 million at December 31, 2006. Net income of $10.2 million for the six months ended June 30, 2007 was partially offset by a net after tax decrease of $0.9 million on the market value of securities available for sale, $0.6 million in treasury shares purchased through the Company’s stock repurchase program, a $2.2 million charge related to the adoption of SFAS No. 159, and $4.7 million of cash dividends declared and paid during the six months ended June 30, 2007. The exercise of stock options increased stockholders’ equity by $1.1 million, including the income tax benefit realized by the Company upon the exercise of the options. Book value per share was $10.48 at June 30, 2007, compared to $10.34 per share at December 31, 2006 and $9.86 per share at June 30, 2006.

Under its current stock repurchase program, the Company repurchased 38,000 shares during the six months ended June 30, 2007, at a total cost of $0.6 million, or an average of $16.52 per share. At June 30, 2007, 362,050 shares remain to be repurchased under the current stock repurchase program. Through June 30, 2007, the Company had repurchased approximately 48% of the common shares issued in connection with the Company’s initial public offering at a cost of $118.6 million.

Reconciliation of GAAP and Core Earnings

Although core earnings are not a measure of performance calculated in accordance with GAAP, the Company believes that its core earnings are an important indication of performance through ongoing operations. The Company believes that core earnings are useful to management and investors in evaluating its ongoing operating performance, and in comparing its performance with other companies in the banking industry, particularly those that have not adopted SFAS No. 159. Core earnings should not be considered in isolation or as a substitute for GAAP earnings. For the three months ended March 31, 2007 and June 30, 2007, and the six months ended June 30, 2007, the Company calculated core earnings by adding back or subtracting the fair value gain or loss recorded under SFAS No.159. The Company adopted SFAS No. 159 effective January 1, 2007.

	Three Months Ended		Six Months Ended
	March 31, 2007	June 30, 2007	June 30, 2007
	(in thousands, except per share data)
GAAP net income	$5,386	$4,781	$10,167
Net (gain) loss under SFAS No. 159	(805)	634	(171)
Income tax effect	356	(280)	76
Core net income	$4,937	$5,135	$10,072

GAAP diluted earnings per share	$0.27	$0.24	$0.51
Net after tax effect of SFAS No. 159	(0.02)	0.02	0.00
Core diluted earnings per share	$0.25	$0.26	$0.51

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Flushing Financial Corporation

July 24, 2007

Page Six

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through fourteen banking offices located in Queens, Brooklyn, Manhattan and Nassau County, and its internet banking division, “iGObanking.comTM”.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingsavings.com.

- Statistical Tables Follow -

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Flushing Financial Corporation	July 24, 2007 – Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$ 34,157	$ 29,251
Securities available for sale:
Mortgage-backed securities	267,460	288,851
Other securities	37,594	41,736
Loans:
Multi-family residential	930,168	870,912
Commercial real estate	580,010	519,552
One-to-four family - mixed-use property	648,935	588,092
One-to-four family - residential	161,156	161,889
Co-operative apartments	7,994	8,059
Construction	118,760	104,488
Small Business Administration	17,291	17,521
Commercial business and other	77,009	50,899
Net unamortized premiums and unearned loan fees	12,611	10,393
Allowance for loan losses	(6,799)	(7,057)
Net loans	2,547,135	2,324,748
Interest and dividends receivable	14,111	13,332
Bank premises and equipment, net	24,804	23,042
Federal Home Loan Bank of New York stock	35,244	36,160
Bank owned life insurance	41,369	40,516
Goodwill	14,819	14,818
Core deposit intangible	3,045	3,279
Other assets	20,950	20,788
Total assets	$ 3,040,688	$ 2,836,521

LIABILITIES
Due to depositors:
Non-interest bearing	$ 82,584	$ 80,061
Interest-bearing:
Certificate of deposit accounts	1,180,960	1,102,976
Savings accounts	306,432	262,980
Money market accounts	292,137	251,197
NOW accounts	62,167	47,181
Total interest-bearing deposits	1,841,696	1,664,334
Mortgagors' escrow deposits	26,022	19,755
Borrowed funds	848,177	832,413
Other liabilities	19,523	21,543
Total liabilities	2,818,002	2,618,106

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 21,256,849 shares and 21,165,052 shares issued at June 30, 2007 and December 31,
2006, respectively; 21,253,363 shares and 21,131,274 shares outstanding at
June 30, 2007 and December 31, 2006, respectively)	213	212
Additional paid-in capital	72,026	71,079
Treasury stock (3,486 shares and 33,778 shares at June 30, 2007
and December 31, 2006, respectively)	(57)	(592)
Unearned compensation	(2,503)	(2,897)
Retained earnings	156,425	156,879
Accumulated other comprehensive loss, net of taxes	(3,418)	(6,266)
Total stockholders' equity	222,686	218,415

Total liabilities and stockholders' equity	$ 3,040,688	$ 2,836,521

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Flushing Financial Corporation	July 24, 2007 – Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006

Interest and dividend income
Interest and fees on loans	$43,367	$33,584	$84,031	$65,849
Interest and dividends on securities:
Interest	3,820	3,628	7,746	7,328
Dividends	104	76	206	153
Other interest income	80	258	179	428
Total interest and dividend income	47,371	37,546	92,162	73,758

Interest expense
Deposits	18,889	13,224	36,308	24,734
Other interest expense	10,412	7,661	20,479	15,448
Total interest expense	29,301	20,885	56,787	40,182

Net interest income	18,070	16,661	35,375	33,576
Provision for loan losses	-	-	-	-
Net interest income after provision for loan losses	18,070	16,661	35,375	33,576

Non-interest income
Loan fee income	1,080	879	1,792	1,509
Banking services fee income	381	339	768	710
Net gain on sale of loans held for sale	118	237	239	360
Net gain on sale of loans	90	73	137	100
Net gain on sale of securities	-	-	-	81
Net gain (loss) from fair value adjustments	(634)	-	171	-
Federal Home Loan Bank of New York stock dividends	663	380	1,238	759
Bank owned life insurance	424	401	853	671
Other income	621	277	1,196	603
Total non-interest income	2,743	2,586	6,394	4,793

Non-interest expense
Salaries and employee benefits	6,234	4,813	12,381	9,567
Occupancy and equipment	1,608	1,261	3,233	2,370
Professional services	1,195	967	2,391	1,934
Data processing	867	656	1,711	1,294
Depreciation and amortization	604	364	1,197	731
Other operating expenses	2,771	2,324	4,889	3,921
Total non-interest expense	13,279	10,385	25,802	19,817

Income before income taxes	7,534	8,862	15,967	18,552

Provision for income taxes
Federal	2,315	2,863	4,962	5,804
State and local	438	593	838	1,431
Total taxes	2,753	3,456	5,800	7,235

Net income	$4,781	$5,406	$10,167	$11,317

Basic earnings per share	$0.24	$0.30	$0.52	$0.64
Diluted earnings per share	$0.24	$0.30	$0.51	$0.63
Dividends per share	$0.12	$0.11	$0.24	$0.22

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Flushing Financial Corporation	July 24, 2007 – Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands Except Share Data)

(Unaudited)

	At or for the three months				At or for the six months
	ended June 30,				ended June 30,
	2007		2006		2007		2006
Per Share Data
Basic earnings per share	$0.24		$0.30		$0.52		$0.64
Diluted earnings per share	$0.24		$0.30		$0.51		$0.63
Average number of shares outstanding for:
Basic earnings per share computation	19,552,896		17,811,046		19,550,845		17,788,822
Diluted earnings per share computation	19,790,087		18,079,904		19,798,242		18,078,845
Book value per share (based on 21,253,363
and 21,102,652 shares outstanding at
June 30, 2007 and 2006, respectively)	$10.48		$9.86		$10.48		$9.86

Average Balances
Total loans, net	$2,485,258		$1,974,209		$2,429,242		$1,943,425
Total interest-earning assets	2,810,404		2,326,946		2,759,917		2,297,538
Total assets	2,971,938		2,437,221		2,921,588		2,403,397
Total due to depositors	1,792,172		1,486,338		1,753,897		1,447,301
Total interest-bearing liabilities	2,668,720		2,183,079		2,620,884		2,153,691
Stockholders' equity	217,757		177,466		216,255		177,034

Performance Ratios (1)
Return on average assets	0.64%		0.89%		0.70%		0.94%
Return on average equity	8.78		12.18		9.40		12.79
Yield on average interest-earning assets	6.74		6.45		6.68		6.42
Cost of average interest-bearing liabilities	4.39		3.83		4.33		3.73
Interest rate spread during period	2.35		2.62		2.35		2.69
Net interest margin	2.57		2.86		2.56		2.92
Non-interest expense to average assets	1.79		1.70		1.77		1.65
Efficiency ratio	61.92		53.96		62.07		51.76
Average interest-earning assets to average
interest-bearing liabilities	1.05	X	1.07	X	1.05	X	1.07	X

(1)	Ratios for the quarters and six months ended June 30, 2007 and 2006 are presented on an annualized basis.

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Flushing Financial Corporation	July 24, 2007 – Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	At or for the six	At or for the year
	months ended	ended
	June 30, 2007	December 31, 2006

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	6.66%	6.91%
Leverage and core capital (minimum requirement = 3%)	6.66	6.91
Total risk-based capital (minimum requirement = 8%)	10.36	10.99

Capital ratios:
Average equity to average assets	7.40%	7.58%
Equity to total assets	7.32	7.70

Asset quality:
Non-performing loans	$6,458	$3,126
Non-performing assets	6,458	3,126
Net charge-offs	258	81

Asset quality ratios:
Non-performing loans to gross loans	0.25%	0.13%
Non-performing assets to total assets	0.21	0.11
Allowance for loan losses to gross loans	0.27	0.30
Allowance for loan losses to non-performing assets	105.27	225.72
Allowance for loan losses to non-performing loans	105.27	225.72

Full-service customer facilities	14	12

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Flushing Financial Corporation	July 24, 2007 – Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the three months ended June 30,
	2007				2006
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,397,978	$41,667	6.95%		$1,927,902	$32,745	6.79%
Other loans, net (1)	87,280	1,700	7.79		46,307	839	7.25
Total loans, net	2,485,258	43,367	6.98		1,974,209	33,584	6.80
Mortgage-backed securities	275,818	3,361	4.87		290,519	3,255	4.48
Other securities	42,631	563	5.28		39,758	449	4.52
Total securities	318,449	3,924	4.93		330,277	3,704	4.49
Interest-earning deposits and
federal funds sold	6,697	80	4.78		22,460	258	4.59
Total interest-earning assets	2,810,404	47,371	6.74		2,326,946	37,546	6.45
Other assets	161,534				110,275
Total assets	$2,971,938				$2,437,221

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$299,607	1,721	2.30		$258,537	965	1.49
NOW accounts	57,077	195	1.37		39,442	48	0.49
Money market accounts	272,067	2,848	4.19		225,655	2,054	3.64
Certificate of deposit accounts	1,163,421	14,109	4.85		962,704	10,143	4.21
Total due to depositors	1,792,172	18,873	4.21		1,486,338	13,210	3.56
Mortgagors' escrow accounts	38,442	16	0.17		34,004	14	0.16
Total deposits	1,830,614	18,889	4.13		1,520,342	13,224	3.48
Borrowed funds	838,106	10,412	4.97		662,737	7,661	4.62
Total interest-bearing liabilities	2,668,720	29,301	4.39		2,183,079	20,885	3.83
Non interest-bearing deposits	65,958				59,555
Other liabilities	19,503				17,121
Total liabilities	2,754,181				2,259,755
Equity	217,757				177,466
Total liabilities and equity	$2,971,938				$2,437,221

Net interest income /
net interest rate spread		$18,070	2.35%			$16,661	2.62%

Net interest-earning assets /
net interest margin	$141,684		2.57%		$143,867		2.86%

Ratio of interest-earning assets to
interest-bearing liabilities			1.05	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.3 million and $1.0 million for the three-month periods ended June 30, 2007 and 2006, respectively.

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Flushing Financial Corporation	July 24, 2007 – Page Twelve

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the six months ended June 30,
	2007				2006
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,349,576	$80,931	6.89%		$1,905,284	$64,465	6.77%
Other loans, net (1)	79,666	3,100	7.78		38,141	1,384	7.26
Total loans, net	2,429,242	84,031	6.92		1,943,425	65,849	6.78
Mortgage-backed securities	280,547	6,834	4.87		296,426	6,647	4.48
Other securities	42,608	1,118	5.25		38,589	834	4.32
Total securities	323,155	7,952	4.92		335,015	7,481	4.47
Interest-earning deposits and
federal funds sold	7,520	179	4.76		19,098	428	4.48
Total interest-earning assets	2,759,917	92,162	6.68		2,297,538	73,758	6.42
Other assets	161,671				105,859
Total assets	$2,921,588				$2,403,397

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$287,006	3,012	2.10		$263,008	1,928	1.47
NOW accounts	52,600	289	1.10		39,931	98	0.49
Money market accounts	262,617	5,332	4.06		201,024	3,292	3.28
Certificate of deposit accounts	1,151,674	27,637	4.80		943,338	19,387	4.11
Total due to depositors	1,753,897	36,270	4.14		1,447,301	24,705	3.41
Mortgagors' escrow accounts	33,084	38	0.23		29,840	29	0.19
Total deposits	1,786,981	36,308	4.06		1,477,141	24,734	3.35
Borrowed funds	833,903	20,479	4.91		676,550	15,448	4.57
Total interest-bearing liabilities	2,620,884	56,787	4.33		2,153,691	40,182	3.73
Non interest-bearing deposits	65,632				56,836
Other liabilities	18,817				15,836
Total liabilities	2,705,333				2,226,363
Equity	216,255				177,034
Total liabilities and equity	$2,921,588				$2,403,397

Net interest income /
net interest rate spread		$35,375	2.35%			$33,576	2.69%

Net interest-earning assets /
net interest margin	$139,033		2.56%		$143,847		2.92%

Ratio of interest-earning assets to
interest-bearing liabilities			1.05	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $2.0 million and $1.9 million for the six-month periods ended June 30, 2007 and 2006, respectively.

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